Exhibit 3.51

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.

1.	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is Atlantic Urology Clinics, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is
823 82nd Parkway
Street Address
	Myrtle Beach, SC	29572
	City	Zip Code

3.	The initial agent for service of process of the Limited Liability Company is

	Richard W. Young	/s/ Richard W. Young
	Name	Signature

and the street address in South Carolina for this initial agent for service of process is

823 82nd Parkway
Street Address
	Myrtle Beach, SC	29572
	City	Zip Code

4.	The name and address of each organizer is

(a) Harriett T. Smalls
Name

	P.O. Box 21927	Greensboro
	Street Address	City

	North Carolina	27420
	State	Zip Code

(b)
Name

	Street Address	City

	State	Zip Code

(Add additional lines If necessary)

5.	☐	Check this box only if the company is to be a term company. If so, provide the term specified:

Atlantic Urology Clinics, LLC
Name of Limited Liability Company

6.	☒

Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

	(a)	Richard Young, M.D.
Name

		823 82nd Parkway	Myrtle Beach
		Street Address	City

		South Carolina	29572
		State.	Zip Code

	(b)	Timothy Quillen, M.D.
Name

		394 Singleton Ridge Road	Conway
		Street Address	City

		South Carolina	29526
		State	Zip Code

	(c)	Andrew Grudzinski, M.D.
Name

		2835 East Highway 76	Marion
		Street Address	City

		South Carolina	29571
		State	zip code

	(d)	Walter Frank, M.D.
Name

		580 Black River Road	Georgetown
		Street Address	City

		South Carolina	29440
		State	Zip Code

(Add additional lines if necessary)

7.	☐

Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

9.

Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

/s/ Authorized Signatory

		Date	3/1/06
(Add Additional lines if necessary)

FILING INSTRUCTIONS

1.	File two copies of this form, the original and either a duplicate original or a conformed copy.

2.

If space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form, or prepare this using a computer disk which will allow for expansion of the space on the form.

3.	This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State. Return to: Secretary of State P.O. Box 11350 Columbia, SC 29211

NOTE

THE FILING OF THIS DOCUMENT DOES NOT, IN AND OF ITSELF, PROVIDE AN EXCLUSIVE RIGHT TO USE THIS CORPORATE NAME ON OR IN CONNECTION WITH ANY PRODUCT OR SERVICE. USE OF A NAME AS A TRADEMARK OR SERVICE MARK WILL REQUIRE FURTHER CLEARANCE AND REGISTRATION AND BE AFFECTED BY PRIOR USE OF THE MARK. FOR MORE INFORMATION, CONTACT THE TRADEMARKS DIVISION OF THE SECRETARY OF STATE’S OFFICE AT (803) 734-1728.

Form Revised by South Carolina

Secretary of State, January 2000